UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2010

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 23, 2010, we entered into the Fourth Amendment (the “Fourth Amendment”) to our Rights Agreement, dated as of January 16, 2001 (the “Rights Agreement), by and between the Company and Wells Fargo Shareowner Services (the “Rights Agent”), as amended by the First Amendment thereto, dated as of February 20, 2001, the Second Amendment thereto, dated as of April 12, 2006, and the Third Amendment thereto, dated as of January 26, 2010. The Fourth Amendment to our Rights Agreement provides for updates to the definitions of “Beneficial Ownership” and “Acquiring Person” so that the definitions of these terms more closely track current investor activities in United States securities markets. The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the applicable provisions of the Fourth Amendment, which will be filed as an exhibit with our annual report on Form 10-K for the fiscal year ended January 31, 2010.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 24, 2010, our Board of Directors approved amendments to President and Chief Executive Officer Thomas Rogers’s employment agreement. These amendments to Mr. Rogers’s employment agreement provide for the following: (i) Mr. Rogers’s target annual bonus shall be increased from 80% to 100% of his annual base salary commencing for the fiscal year ending January 31, 2011; (ii) Mr. Rogers’s non-change of control severance benefits for which he is eligible under his employment agreement in the event that he is involuntary terminated other than “for cause” (as defined in his employment agreement) or he voluntarily leaves “for good reason” (as defined in his employment agreement) have been increased as follows: (a) increase from 1.5 times base salary to 2 times base salary; (b) increase from 1 times target bonus to 2 times target bonus; and (c) increase the length of his health and benefits coverage from 18 months to 24 months; (iii) Mr. Rogers’s is no longer eligible for the reimbursement of any personal expenses and associated tax gross-ups previously allowed under his employment agreement (including certain housing in California, home office and media equipment expenses, family and spousal travel to California, commuting, life insurance, and other miscellaneous non-business expenses); and (iv) commencing in the fiscal year ending January 31, 2011, Mr. Rogers shall receive (a) a $150,000 annual retention bonus on February 1 of each year commencing (retroactively) February 1, 2010 so long as he remains employed by the Company; (b) a $100,00 allowance for travel and living expenses; and (c) a $100,000 allowance for all other expenses he may incur as to which the Company previously provided reimbursement.

The foregoing descriptions of the changes to Mr. Rogers’s employment agreement with the Company are qualified in their entirety by reference to the applicable provisions of the agreement, which will be filed as an exhibit with the Company’s quarterly report on Form 10-Q for the period ending April 30, 2010.

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 23, 2010, our Board of Directors approved Amendment No. 1 to our Amended and Restated Bylaws. This Amendment No. 1 provides for modifications to procedures for how our stockholders may make business proposals or director nominations to be considered at annual or special meetings of the Company including expanding the required disclosures in connection with such activities and provides for additional procedures regarding how our stockholders may call special meetings. The foregoing description of the Amendment No. 1 to our Amended and Restated Bylaws is qualified in its entirety by reference its provisions that are attached as Exhibit 3.1 to this report and are incorporated into this report by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included with this report:

Exhibit No.	Description

3.1	Amendment No. 1 to TiVo Inc. Amended and Restated Bylaws, effective as of March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 29, 2010	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to TiVo Inc. Amended and Restated Bylaws, effective as of March 23, 2010.